Exhibit 99.1

        INVESTools Reports Record Second Quarter 2006 Results

    SALT LAKE CITY--(BUSINESS WIRE)--July 27, 2006--INVESTools Inc. (Nasdaq:IEDU), the market leader in fulfilling the lifelong education needs of self-directed investors, today announced financial results for the quarter ended June 30, 2006.

    Sequential quarter over quarter highlights include:

    --  GAAP Revenue of $38.4 million, a 1 percent decrease

    -- Record Sales Transaction Volume of $73.4 million, a 25 percent increase

    --  Net Loss of $20.3 million, a 106 percent increase

    --  Record Adjusted EBITDA of $17.9 million, a 53 percent increase

    -- Cash, cash equivalents and marketable securities increased to $59.0 million, an $11 million increase from March 31, 2006, net of $3.1 million for capital expenditures and $1.4 million for stock repurchases

    -- Graduated 24,700 students, including 14,800 paid students, a 63 percent increase in total graduates

    --  Increase in Alumni to approximately 248,000 graduates

    -- Active subscribers to the Company's websites increased to 83,700, or 14 percent

    Year over year second quarter highlights include:

    -- GAAP Revenue increased from $34.2 million to $38.4 million, or 12 percent

    -- Sales Transaction Volume increased from $45.7 million to $73.4 million, or 61 percent

    -- Adjusted EBITDA increased from $6.8 million to $17.9 million, or 163 percent

    -- Cash, cash equivalents and marketable securities increased from $19.5 million to $59.0 million

    --  Alumni base increased from 182,000 to 248,000, or 36 percent

    "INVESTools had an outstanding second quarter with record sales transaction volume of $73.4 million and record adjusted EBITDA of $17.9 million, or 24 percent adjusted EBITDA margins. We acquired 14,800 new paid graduates during the quarter and increased our active subscribers to 83,700, another new record," said Lee K. Barba, Chairman and CEO. "A greater number and percentage of new graduates were originated through our co-marketing partners during the second quarter due to their heavier schedules. There was a slight decline to 3,700 in the number of graduates acquired through the INVESTools channel in the second quarter, although our cost of acquisition metrics for this channel remained within targeted ranges.
    "Due to our continued focus on improving margins in the second quarter, we realized significant improvements through more efficient sizing of workshops, a significant increase in online fulfillment and a transition from one-to-one personal training to online group training. While it is still early in the process, we are pleased with our progress towards a more efficient and scalable online fulfillment model, complementing our leadership in live training."

    Conference Call Information

    A conference call to discuss the financial results is scheduled for 10:00 a.m. Eastern today. The live call is being webcast by CCBN and will be available through INVESTools' corporate website at www.investools.com (About Us / Investor Relations).
    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). Please allow extra time prior to the call to visit the site and to download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within two hours following completion of the live call.

    About INVESTools Inc.

    INVESTools offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats, including instructor-led online courses, in-person workshops, "at home" study programs, one-on-one and group online coaching sessions and telephone, live-chat and email support. Approximately 248,000 investors around the world have graduated from INVESTools' investor education programs. Log on to http://www.investools.com to learn more about the INVESTools Method(TM) -- one of the most widely recognized, adopted and endorsed approaches to investor education.

    All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "believe", "intend," "expect", "may", "could", "would", "will", "should", "plan", "project", "contemplate", "anticipate", or similar statements. Because these statements reflect the Company's current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this press release, including, without limitation, the success of brand development efforts and strategic alliances; demand for the Company's products and services; the ability to compete effectively and adjust to changing market conditions; inability to protect the Company's proprietary technology; difficulties or delays in developing improved products when expected or desired and with the additional features contemplated or desired; the potential for intellectual property infringement, warranty, product liability, and other claims; the uncertainties associated with governmental regulation; and other factors detailed from time to time in INVESTools' SEC filings. The forward-looking statements are made only as of the date hereof and the Company assumes no obligation to publicly update or revise the forward-looking statements whether as a result of new information, future events, or otherwise.

    Explanation and Reconciliation of Non-GAAP Information

    The Company believes that sales transaction volume is an important measure of business volume. Sales transaction volume is a non-GAAP financial measure and represents sales in a particular period before the effect of recognition of deferred revenue from prior periods and the deferral of current period sales. It is consistent with the amount of cash receipts from selling activities in the period and with the majority of the components of cost of revenue. The table below provides a reconciliation of sales transaction volume to revenue for the periods indicated:


                                            Three Months Ended
                                    ----------------------------------
                                     Jun    Mar    Dec    Sep    Jun
                                     30,     31,    31,    30,    30,
($ in millions)                      2006   2006   2005   2005   2005
                                    ------ ------ ------ ------ ------

Sales transaction volume            $73.4  $58.7  $50.0  $38.5  $45.7
Change to deferred revenue          (35.0) (19.9) (13.2)  (1.5) (11.5)
                                    ------ ------ ------ ------ ------
  Revenue                           $38.4  $38.8  $36.8  $37.0  $34.2
                                    ====== ====== ====== ====== ======


    The Company believes that Adjusted EBITDA as shown in the table below is a valuable representation of operating performance given the impact of accounting for deferred revenue and for costs associated with deferred revenue. The table below provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods indicated:


                                            Three Months Ended
                                    ----------------------------------
                                     Jun     Mar    Dec   Sep    Jun
                                      30,     31,    31,   30,    30,
($ in millions)                      2006    2006   2005  2005   2005
                                    ------- ------ ------ ----- ------

Net income (loss)                   $(20.3) $(9.9) $(4.2) $4.0  $(6.3)
Depreciation and amortization          1.2    1.1    0.9   0.6    0.6
Other non-cash items                   2.0    0.6    1.8   0.6    0.9
Net change in deferred revenue        35.0   19.9   12.8   1.6   11.6
                                    ------- ------ ------ ----- ------
  Adjusted EBITDA                    $17.9  $11.7  $11.3  $6.8   $6.8
                                    ======= ====== ====== ===== ======


    These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used generally as a substitute for revenue, net income (loss) or other GAAP operating measurements.


                   INVESTOOLS INC. AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                            (in thousands)

                                              June 30,   December 31,
                                                2006         2005
                                             ----------- -------------
                                             (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                    $ 20,969      $ 11,466
  Marketable securities                          37,662        16,871
  Accounts receivable, net of allowance ($73
   and $55)                                       2,927         3,353
  Current portion of restricted cash                 --         4,722
  Other current assets                            4,800         3,133
                                             ----------- -------------
   Total current assets                          66,358        39,545

Long-term restricted cash                           371           366
Goodwill                                         18,085        18,085
Intangible assets, net of accumulated
 amortization ($3,141 and $1,891)                 3,949         5,199
Furniture and equipment, net of accumulated
 depreciation ($3,470 and $2,403)                12,365         8,890
Other long-term assets                            1,229           614
                                             ----------- -------------

   Total assets                                $102,357      $ 72,699
                                             =========== =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current portion of deferred revenue          $112,268      $ 68,215
  Accounts payable                                4,458         3,210
  Accrued payroll                                 3,850         3,522
  Accrued tax liabilities                         9,384         7,359
  Other current liabilities                       5,891         4,193
  Current portion of capitalized lease
   obligations                                      171           125
                                             ----------- -------------
   Total current liabilities                    136,022        86,624

  Other long-term accrued liabilities               265            --
  Long term portion of capitalized lease
   obligations                                      580           513
  Long-term portion of deferred revenue          19,732         9,301
                                             ----------- -------------
   Total liabilities                            156,599        96,438

Stockholders' deficit:
  Common stock $0.01 par value (45,088 and
   44,754 shares issued and outstanding,
   respectively)                                    450           447
  Additional paid-in capital                    127,220       131,162
  Accumulated other comprehensive loss             (256)         (116)
  Deferred stock compensation                        --        (3,742)
  Accumulated deficit                          (181,656)     (151,490)
                                             ----------- -------------
   Total stockholders' deficit                  (54,242)      (23,739)
                                             ----------- -------------

   Total liabilities and stockholders'
    deficit                                    $102,357     $  72,699
                                             =========== =============


                   INVESTOOLS INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)
                              (unaudited)

                                Three Months Ended  Six Months Ended
                                     June 30,           June 30,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------

Revenue                         $ 38,396  $34,162   $77,177   $64,786
Costs and expenses
  Cost of revenue                 35,851   25,211    64,550    50,591
  Selling expense                 12,166    9,329    24,054    17,945
  General and administrative
   expense                         8,611    5,915    16,686    11,962
  Special charges                  2,624       40     2,990        40
                                --------- -------- --------- ---------
    Total costs and expenses      59,252   40,495   108,280    80,538
                                --------- -------- --------- ---------

    Loss from operations         (20,856)  (6,333)  (31,103)  (15,752)

Other income
  Gain (loss) on sale of assets        3      (93)       10       (93)
  Interest income and other,
   net                               587      166       935       287
                                --------- -------- --------- ---------
    Other income                     590       73       945       194
                                --------- -------- --------- ---------

Net loss before income taxes
 and cumulative effect of
 accounting change               (20,266)  (6,260)  (30,158)  (15,558)
  Income tax expense                  28       --        56         5
                                --------- -------- --------- ---------

Net loss before cumulative
 effect of accounting change     (20,294)  (6,260)  (30,214)  (15,563)
  Cumulative effect of
   accounting change                  --       --        48        --
                                --------- -------- --------- ---------

Net loss                        $(20,294) $(6,260) $(30,166) $(15,563)
                                ========= ======== ========= =========

Net loss per common share -
 basic and diluted              $  (0.45) $ (0.14) $  (0.67) $  (0.35)
                                ========= ======== ========= =========

Weighted average common shares
 outstanding - basic and
 diluted                          45,067   45,008    44,943    44,990
                                ========= ======== ========= =========


                   INVESTOOLS INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Cash Flows
                            (in thousands)
                              (unaudited)

                                                    Six Months Ended
                                                        June 30,
                                                   -------------------
                                                      2006      2005
                                                   --------- ---------

Cash flows from operating activities:
Net loss                                           $(30,166) $(15,563)
  Reconciling adjustments:
   Depreciation and amortization                      2,316     1,169
   Deferred taxes                                        56        --
   Stock compensation expense                           491       252
   Provision for sales return reserve                   315     1,083
   Provision for lease termination                      213        --
   Provision for (recovery of) bad debt                 (35)       58
   Loss (gain) on sale of assets                        (10)       93
   Impairment of internally developed software        1,464        --
   Changes in operating assets and liabilities,
    net of the effect of acquired businesses:
     Accounts receivable                                461      (981)
     Restricted cash                                     --         3
     Other assets                                    (1,659)     (494)
     Accounts payable                                 1,248    (1,941)
     Deferred revenue                                54,969    22,621
     Accrued payroll                                    328       404
     Other current liabilities                          600    (2,810)
     Accrued tax liabilities                          1,318       688
                                                   --------- ---------
       Net cash provided by operating activities     31,909     4,582
                                                   --------- ---------

Cash flows from investing activities:
  Purchases of marketable securities                (23,403)       --
  Proceeds from the maturity of marketable
   securities                                         2,500     4,170
  Proceeds from the sale of equipment                    10        40
  Purchases of furniture, fixtures and equipment (5,472) (4,171) Cash paid in business acquisitions, net of cash
   received                                              --    (7,879)
                                                   --------- ---------
       Net cash used in investing activities        (26,365)   (7,840)
                                                   --------- ---------

Cash flows from financing activities:
  Payments on capital leases and notes payable          (70)       (9)
  Changes in long-term restricted cash                4,717    (3,026)
  Repurchase of stock                                (1,360)       --
  Proceeds from exercise of stock options               672        90
                                                   --------- ---------
       Net cash provided by (used in) financing
        activities                                    3,959    (2,945)
                                                   --------- ---------

Increase (decrease) in cash and cash equivalents      9,503    (6,203)
Cash and cash equivalents:
  Beginning of period                                11,466    10,736
                                                   --------- ---------

  End of period                                    $ 20,969  $  4,533
                                                   ========= =========


    CONTACT: INVESTools Inc.
             Ida Kane, SVP & CFO, 801-816-6918
             ida.kane@investools.com
             or
             Paul Helbling, SVP & CAO, 281-588-9732
             paul.helbling@investools.com